Exhibit 99.1

   AirNet Communications Regains Compliance With Nasdaq National Market Rules

    MELBOURNE, Fla.--(BUSINESS WIRE)--Dec. 28, 2004--AirNet Communications Corporation (NASDAQ:ANCCD) announced that it has received notification from the Nasdaq Listing Qualifications Department that AirNet has regained compliance with the minimum bid price requirements for continued listing on the Nasdaq National Market under Marketplace Rule 4450(a)(5).
    On June 30, 2004, AirNet was notified that its common stock had closed below the minimum bid price of $1.00 for a period of 30 consecutive business days, creating a condition of non-compliance with the Marketplace Rules of The NASDAQ Stock Market. Since then, the closing bid price of AirNet's common stock has been at $1.00 per share or greater for at least 10 consecutive business days. On December 23, 2004, Nasdaq advised AirNet that it has regained compliance and the matter is now closed.
    On December 28, 2004, SCP Private Equity Partners II, L.P. converted $2 million in principal amount of its senior secured convertible note into 1,910,689 shares of AirNet's common stock. In addition, on December 28, 2004, TECORE, Inc. converted $1 million in accrued interest on its senior secured convertible note into 955,345 shares of AirNet's common stock. Both of these conversions were voluntary and will assist AirNet in complying with the stockholders' equity requirement set forth in continued listing standard #1 described in Nasdaq Marketplace Rule 4450(a).

    About AirNet

    AirNet Communications Corporation is a leader in wireless base stations and other telecommunications equipment that allow service operators to cost-effectively and simultaneously offer high-speed wireless data and voice services to mobile subscribers. AirNet's patented broadband, software-defined AdaptaCell(R) SuperCapacity(TM) adaptive array base station solution provides a high-capacity base station with a software upgrade path to high-speed data. The Company's AirSite(R) Backhaul Free(TM) base station carries wireless voice and data signals back to the wireline network, eliminating the need for a physical backhaul link, thus reducing operating costs. The Company's RapidCell(TM) base station provides government and military communications users with up to 96 voice and data channels in a compact, rapidly deployable design capable of processing multiple GSM protocols simultaneously. AirNet has 69 patents issued or filed and has received the coveted World Award for Best Technical Innovation from the GSM Association, representing over 400 operators around the world. More information about AirNet may be obtained by visiting the AirNet Web site at http://www.airnetcom.com.

    Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
    The statements contained in this press release that are not historical information are forward-looking statements that relate to future events or our future financial performance, including statements regarding our expectations, beliefs, plans, estimates, intentions or strategies for the future. Forward looking statements include statements regarding the Company's plans or attempts to regain and maintain compliance with the listing requirements of the Nasdaq National Market. All forward-looking statements included in this release are based upon information available to AirNet Communications Corporation as of the date hereof and the Company assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause our actual results to differ materially from those contemplated in this release. Potential risks and uncertainties include, but are not limited to, risks or uncertainties relating to maintenance of the continued listing requirements of Nasdaq. These and other risks are discussed in Company filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2003 and subsequent quarterly reports on form 10Q.

    The stylized AirNet mark(R), AirNet(R) AdaptaCell(R), and
AirSite(R) are registered trademarks with the U.S. Patent and Trademark Office. Super Capacity(TM), TripCap(TM), Backhaul Free(TM), and RapidCell(TM) are trademarks of AirNet. Other names are registered trademarks or trademarks of their respective holders.

    CONTACT: AirNet Communications Corporation, Melbourne
             Stuart Dawley, 321-953-6780
             sdawley@airnetcom.com